EXHIBIT D
                                                                       EXHIBIT D

                         FUNDS SUBJECT TO THIS AGREEMENT

1.       Acadian Emerging Markets Portfolio
2.       AIG Money Market Fund
3.       Analytic Global Long-Short Fund
4.       Analytic Short-Term Income Fund
5.       Cambiar Opportunity Fund
6.       Cambiar International Equity Fund
7.       Cambiar Conquistador Fund
8.       Edgewood Growth Fund
9.       FMA Small Company Portfolio
10.      FMC Select Fund
11.      FMC Strategic Value Fund
12.      Haverford Quality Growth Stock Fund
13.      HGK Equity Value Fund
14.      ICM Small Company Portfolio
15.      LSV Equity Value Fund
16.      LSV Conservative Value Equity Fund
17.      LSV Conservative Core Equity Fund
18.      McKee International Equity Portfolio
19.      Rice Hall James Small/Mid Cap Portfolio
20.      Rice Hall James Micro Cap Portfolio
21.      Rice Hall James Mid Cap Portfolio
22.      TS&W Equity Portfolio
23.      TS&W Fixed Income Portfolio
24.      TS&W International Equity Portfolio
25.      WHG Income Opportunity Fund
26.      WHG SMidCap Fund
27.      WHG LargeCap Value Fund
28.      WHG SmallCap Value Fund
29.      WHG Balanced Fund
30.      WHG AllCap Value Fund